Exhibit 99.4

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EDITED TRANSCRIPT
FRX—Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals
EVENT DATE/TIME: APRIL 28, 2014 / 1:30PM GMT
OVERVIEW:
On 04/28/14 FRX announced that it will acquire Furiex Pharmaceuticals.
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APRIL 28, 2014 / 1:30PM, FRX - Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals

CORPORATE PARTICIPANTS

Frank Murdolo *Forest Laboratories, Inc. - VP of IR*

Brent Saunders *Forest Laboratories, Inc. - President and CEO*

Bill Meury *Forest Laboratories, Inc. - EVP of Sales and Marketing*

Marco Taglietti *Forest Laboratories, Inc. - EVP of Drug Development and Research and CMO*

CONFERENCE CALL PARTICIPANTS

Jami Rubin *Goldman Sachs - Analyst*

Dana Flanders *JPMorgan - Analyst*

David Maris *BMO Capital Markets - Analyst*

Ken Cacciatore *Cowen and Company - Analyst*

Corey Davis *Jefferies & Co. - Analyst*

Ronny Gal *Sanford C. Bernstein & Co. - Analyst*

Liav Abraham *Citigroup - Analyst*

Annabel Samimy *Stifel Nicolaus - Analyst*

Douglas Tsao *Barclays Capital - Analyst*

PRESENTATION

Operator

Welcome to the Forest Laboratories investor conference call. At this time, all participants have been placed in a listen-only mode and the floor will be open for your questions following the presentation. (Operator Instructions). I would now like to turn the call over to Frank Murdolo, Vice President of Investor Relations.

Frank Murdolo - *Forest Laboratories, Inc. - VP of IR*

Thank you, Lindie, and good morning, everyone. Thank you for joining us this morning for our conference call to discuss Forest Laboratories acquisition of Furiex Pharmaceuticals. This will be a short call to review and answer your questions about the transaction. Please note that we will not be taking any questions related to our upcoming quarterly earnings call.

Joining me today is Brent Saunders, our Chief Executive Officer and President; Frank Perier, Executive Vice President and Chief Financial Officer; Bill Meury, Executive Vice President of Sales and Marketing; and Marco Taglietti, our Executive Vice President of Drug Development and Research and Chief Medical Officer.

By now each of you should have seen the press release that we issued this morning. The release is also available at our website, www.FRX.com.

By way of Safe Harbor statement, let me of that various remarks that we may make about future expectations, plans and prospects for the Company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and actual results may vary. These remarks involve a number of risks and uncertainties including but not limited to the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products and the risk factors listed from time to time in Forest Laboratories annual report and quarterly reports.

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APRIL 28, 2014 / 1:30PM, FRX - Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals

Let me now turn the call over to Brent.

Brent Saunders - *Forest Laboratories, Inc. - President and CEO*

Thank you, Frank, and good morning, everyone and thank you for joining us this morning on short notice. I know it has also been a busy morning in our sector so thank you.

As Frank mentioned, this will be a brief call just to answer any questions you may have about our deal with Furiex this morning. I will just make a couple of quick introductory remarks and then we will quickly turn it over to you guys for Q&A.

So we were very excited to announce this transaction this morning. We believe the acquisition of Furiex is a very attractive strategic deal to build on our growing position in gastroenterology. It is a natural extension to our GI business especially our anchor product, Linzess, as well as the products that we recently acquired as part of our Aptalis transaction earlier this year.

We believe with eluxadoline as the key product within Furiex, we have acquired a very novel drug that will bring innovation into a category, IBSD, with high unmet medical need and very limited treatment options for patients and physicians. We also believe that this will give Forest and ultimately after we close our deal with Actavis, another enduring growth driver with a very long patent life.

So with that, why don't we open the line, operator, for questions and Frank will moderate the Q&A.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions). Jami Rubin, Goldman Sachs.

Jami Rubin - *Goldman Sachs - Analyst*

Thank you and congratulations on the deal, Brent. Just a quick question sort of thematic. The compound you are acquiring from Furiex is really more as you said novel, innovative R&D and I am just wondering, it is more of a pipeline play on big opportunities. What does this signal in terms of how Forest and Actavis will view this strategy of R&D spend as a combined company? Are you going to go deeper into R&D? I am also interested in the timing and the process and why it makes sense for Forest to do the deal now before the Actavis deal closes and could it delay the Hart-Scott-Rodino process? Thanks very much.

Brent Saunders - *Forest Laboratories, Inc. - President and CEO*

Sure, thanks, Jami. So let me quickly talk about eluxadoline, which is the reason we bought Furiex. Furiex also has other assets which are royalties which we also announced this morning we are divesting to Royalty Pharma. So when you think about eluxadoline, it really isn't R&D any more. This is a completed program. It hit primary endpoints for both the US and for Europe. And so essentially what we are buying here, the best way to think about it is an NDA file which we expect to file in the third quarter, maybe earlier but likely in the third quarter of this year.

And so the R&D risk here is very low, it is not like we are going to continue to do studies and other work like this, this is about a regulatory package and waiting to commercialize this drug late in 2015, early 2016.

So as you think about R&D, this is not a dilutive deal, this is essentially a breakeven deal for this fiscal year and accretive to next fiscal year. This isn't about incurring additional R&D but I think Paul Bisaro and I have been very straightforward with R&D. We will continue to do R&D investments in

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APRIL 28, 2014 / 1:30PM, FRX - Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals

generics. We will continue to do R&D investments in the branded portfolio but we tend to like low risk R&D, R&D where we can do commercial development and regulatory work and really play to our core strengths and expertise.

In terms of why did we do this deal now, Jami, this Company has been running a process for some time. We have been following and talking with Furiex since I joined Forest and it is something we have been very interested in. As I said earlier, it really is the flip side of the same coin of Linzess so we are the perfect owner of this asset and so we have been having these discussions before the Actavis discussions occurred and so we had to move to get this done and now is the time. Unfortunately we don't control timing.

Lastly, when Paul and I met with many of you when we announced the Actavis deal, we said we would continue to doing smart disciplined business development and this fits that criteria. We stayed disciplined. We have a very strong IRR. It becomes accretive very quickly and it strategically is incredibly strong and sound.

Last point to your question, this should have no impact on the timing of the Actavis close. This really -- our lawyers and experts have all weighed in and believe this should have virtually no impact.

Jami Rubin - *Goldman Sachs - Analyst*

Thank you.

Operator

Chris Schott, JPMorgan.

Dana Flanders - *JPMorgan - Analyst*

Thanks. This is actually Dana Flanders in for Chris. First question, so it seems like you have added a lot here to your GI portfolio with the Aptalis deal and now Furiex. Do you feel like you have fully built out that portfolio in the GI space or would you still be interested in adding other additional products or companies here going forward?

Brent Saunders - *Forest Laboratories, Inc. - President and CEO*

I think what we set out our initial strategy and when I joined Forest, it was to build size, scale and relevancy and clearly we have done that in CNS; we have now done that in GI and we continue to look in the other therapeutic areas in which we compete. I think doing this deal certainly gives us more relevancy, gives us more capabilities but this is a big category. GI is a $38 billion category.

I am going to ask Bill to comment quickly on IBSD versus IBSC but this is a very complementary strong strategic fit drug and to the extent there is new novel innovation in this category, we are interested in it. It is our job to bring innovation particularly in categories where there is high unmet medical need and very few or no treatment options and this fits that bill.

Bill, do you want to comment on IBSD and IBSC?

Bill Meury - *Forest Laboratories, Inc. - EVP of Sales and Marketing*

Yes, I think the best way to think about the size of the market is that in terms of the prevalent and drug treated populations, IBSD is similar in size to IBSC. Probably the most remarkable fact about the category though is that the prescription segment of the market -- and there are two segments, OTC and RX -- the prescription segment is completely underdeveloped because there is essentially no FDA approved treatment option for IBSD.

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Generics. We will continue to do R7D investments in the branded portfolio but we tend to like low risk R&D where we can do commercial development and regulatory work and really play to our core strengths and expertise.
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APRIL 28, 2014 / 1:30PM, FRX—Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals
Frank Murdolo—Forest Laboratories, Inc.—VP of IR
Thank you, Bill. Operator, let’s move onto our next question please.
Operator
David Maris, BMO Capital Markets.
David Maris—BMO Capital Markets—Analyst
Brent, a lot of clients are asking what your plans are post the Actavis deal? Can you give us any thoughts on how you are thinking about it and is it reasonable to think that you and your team wouldn’t do a deal that you and your team wouldn’t be shepherding afterwards?
Brent Saunders—Forest Laboratories, Inc.—President and CEO
Yes, Dan, I think that is a good question. As I said when Paul and I were on the road and when we announced our deal with Actavis, I am very committed to the combination. I am very excited. I think we really are creating a new breed of pharmaceutical company. I have agreed to join the
Board of Directors of Actavis and we are in continuing dialogue about an ongoing roll. But in the short term I think you have to recognize my job is to be the CEO and President of Forest Laboratories and it is our goal as a management team and as our colleagues in Forest to run the business independently of Actavis until the deal closes. And we come into work every day doing what we believe is right for our shareholders and for our colleagues and for our patients and physicians.
And so if we see an opportunity to do a deal to drive long-term value, to solve for a high unmet medical need and it fits so strongly from a strategic rationale like this does, we are going to do it and we said we were going to do that during the roadshow on the Actavis deal.
Paul and I have worked very closely together since we have announced that deal. He was with me every step of the way as we talked about Furiex and fully supports it along with his Board. So there is no daylight between Paul and I. We are very, very closely aligned and we work incredibly well together.
David Maris—BMO Capital Markets—Analyst
Great. Thank you very much.
Frank Murdolo—Forest Laboratories, Inc.—VP of IR
Thank you. Operator, next question please.
Operator
Ken Cacciatore, Cowen and Company.

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APRIL 28, 2014 / 1:30PM, FRX - Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals

Ken Cacciatore - *Cowen and Company - Analyst*

Thanks. Sorry to go back down to a lower level but just wanted to get a sense of your review of the safety issues maybe around pancreatitis, maybe a little bit more details on how you got comfortable there. Thank you.

Brent Saunders - *Forest Laboratories, Inc. - President and CEO*

Great question and we do believe we have a very, very safe drug here but why don't we let Marco speak to that directly.

Marco Taglietti - *Forest Laboratories, Inc. - EVP of Drug Development and Research and CMO*

Let me first of all talk about the risk benefits of this drug which is let me just say it doesn't happen frequently to licence a drug with (inaudible) the risk benefits so well established and looking so good. The benefit has been shown very clearly men, women and so on and the risk you mentioned in pancreatitis, we have not seen any major risks or major flags. Pancreatitis, we had very few cases out of the over 2000 patients that were enrolled with -- in this program was moderate, was moderate, was reversible and was not unexpected given the mechanism of action and we are talking really no more than seven to 10 cases in a database of 2000 patients.

So -- and we (inaudible) in any aspect of the safety of the product really finding nothing that was really something of concern. So at this point I think we have licensed a drug that and all these risks have been assessed and are behind us and it is just more now to work hard and make sure we get a quality NDA as soon as possible.

Brent Saunders - *Forest Laboratories, Inc. - President and CEO*

I will joke with Marco, we didn't license, we bought it but -- (multiple speakers). so used to licensing.

Frank Murdolo - *Forest Laboratories, Inc. - VP of IR*

Next question please, operator.

Operator

Corey Davis, National Alliance.

Corey Davis - *Jefferies & Co. - Analyst*

Thanks. I have a couple of questions. First, I was curious about your comment about the deal being accretive next year and just curious about that because of what the known spend on Linzess was to launch the product. Should we think about the launch cost for this product as being similar to Linzess or given that you have already got a GI platform in place, could the drug itself become profitable sooner than Linzess did?

Brent Saunders - *Forest Laboratories, Inc. - President and CEO*

Yes, so the latter really. I will ask Bill to chime in in a second here but we have already made the investment to be in GI -- we have already both on the specialty and on the primary care side. So this drug in and of itself in essence we have a fixed cost and this drug becomes profitable very, very quickly. Bill, do want to maybe comment?

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APRIL 28, 2014 / 1:30PM, FRX - Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals

Bill Meury - *Forest Laboratories, Inc. - EVP of Sales and Marketing*

Yes, certainly. Our salesforce has already deployed against primary care physicians and gastroenterologists. I think Brent said it well, it is the flipside of Linzess and so economically speaking this gets profitable very, very quickly. There is no incremental at least salesforce expense associated with the launch.

Corey Davis - *Jefferies & Co. - Analyst*

Great. If I can sneak in a second one, I am assuming you had access to the full Phase III data before you purchased the company and you kind of answered this already, the development was done. But for Marco maybe, did you see anything where Forest could add value in terms of additional Phase III indications or Phase IV trials to ultimately beef up the label or is the current Phase III package sufficient for everything you would ever need down the line for marketing this?

Marco Taglietti - *Forest Laboratories, Inc. - EVP of Drug Development and Research and CMO*

So let me actually to answer your question, there are two points. Yes of course, we had actually access to the full databases and I can tell you that one of the things coming out of R&D side really made us very comfortable was the fact that these are very robust efficacy data but we did plenty of sensitivity analysis just to make ourselves comfortable with it.

The second is of course, that is actually part of our job is making sure that as we develop, get into the market we continue to look into new possibilities. We may expect also some post marketing requirements for example in the pediatric carriers. We may expect (inaudible) to continue to look at the product working in close collaboration with our commercial colleagues to identify additional angles where this drug can be used and to continue to create the data but we will continue to make the product exciting to the medical community. And so we've continued to work (multiple speakers)

Brent Saunders - *Forest Laboratories, Inc. - President and CEO*

Yes, and just another point -- it's Brent -- I would tell you, we have been watching and talking to Furiex since I joined Forest. We have been following these programs, these trials. Of course we had extensive access to everything they had and one of Forest's greatest capabilities is scientific due diligence. And so I think we feel very good that we have done a very strong job here and Marco and his team should be commended for the hard work. I think Bill wanted to make a comment as well.

Bill Meury - *Forest Laboratories, Inc. - EVP of Sales and Marketing*

I would just add, Corey, that there were a lot of secondary endpoints in the Phase III trials. They were sizable trials and so there is going to be more information that I think that we are going to be able to extract from the studies above and beyond the primary endpoint which as you know was a composite of pain and diarrhea. So there is a pretty good approval package there that we are going to be able to use to market the product over the first couple of years.

Corey Davis - *Jefferies & Co. - Analyst*

Great. Thank you.

Operator

Ronny Gal, Sanford Bernstein.

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APRIL 28, 2014 / 1:30PM, FRX—Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals
Good morning and congratulations on the deal. I have several. Let me just rattle them off. The first one, was this a competitive auction situation or essentially this was a development that you have done on your own and you have bid on your own?
Second, if you could just give us the IP dates on the (inaudible) assets — what patents are in place and when do you expect the composition of matter to expire?
The third one is do you expect an adcom on this?
And last, if I look at your current GI portfolio which is obviously developing very nice, the one gap you kind of look at is the new generation of biologics for Crohn’s, ulceritis, colitis, and other inflammatory conditions, should we think about you as in the market for biologic in those categories or is this essentially something given the competitive nature of that market you are less interested in?
Brent Saunders—Forest Laboratories, Inc.—President and CEO
Let me quickly go down the list if I got them right, Ronny. So on the process, we were in direct negotiations with Furiex for some time. We looked at licensing initially the Phase II data then we tried to acquire it after the Phase III. I am sure they approached other people but I think we had developed a very strong relationship with Fred Eshelman and his team at Furiex and I think we believe we were the right buyer at the right price with a very strong disciplined approach internally, high IRRs, good base case as well as down in upside. It ticked all the boxes for the types of deals
RONNY GAL - SANFORD C. BERNSTEIN & CO. - ANALYST
we like strategically and financially.
I think in terms of IP dates, composition of matter is out to 2027 I believe. There is also patent term extensions that are possible so we expect to have eluxadoline on the market well into the next decade and really an enduring growth driver for the long-term for us.
In terms of an adcom, I will turn it over to Marco. I don’t know if you think we will have an Advisory Board here?
Marco Taglietti—Forest Laboratories, Inc.—EVP of Drug Development and Research and CMO
I think it is too early to do that, to assess that. Usually you know if there is adcom is when the NDA acceptance or they (inaudible) so wait after the first initial view of the FDA. If you would ask me, I would say maybe a 50-50 chance. It is a novel (inaudible), a novel mechanism of action in a new category. The portfolio is completely different mechanism of action. You have Lotonex which was withdrawn from the market so you may expect there is a possibility. At the other end, the package very straightforward. (inaudible) very good safety, no major issues so I think that they be a reason why and adcom may not be (inaudible).
Brent Saunders—Forest Laboratories, Inc.—President and CEO
And, Ronny, and I think your last question was biologic. Look, I think we are agnostic whether it is small molecule or biologic. We are looking for innovation. We want to bring innovation to categories where there is high unmet medical need or an opportunity to improve lives. But of course we also look for lower risk development and so when you balance those two things, if we can find a deal in the biologics that is strategic and we can do it in a disciplined way and follow our view of lower risk R&D, then we are interested in it.
Ronny Gal—Sanford C. Bernstein & Co.—Analyst
Great, thank you.

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APRIL 28, 2014 / 1:30PM, FRX - Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals

Frank Murdolo - *Forest Laboratories, Inc. - VP of IR*

Operator, let's move to our next question please.

Operator

Liav Abraham, Citi.

Liav Abraham - *Citigroup - Analyst*

Good morning and congrats on the deal. I have a couple of questions from the marketing side of things. This is clearly -- the IBSD market is clearly a very large market. Can you talk a little bit about how you plan on marketing the drug? Are you going to focus more on the primary or the specialty side of things and what investment is required in order to educate patients here?

Also out of the very large potential patient population based on your due diligence, what do you feel is the realistic addressable patient population just to help us kind of gauge a p sales number?

Brent Saunders - *Forest Laboratories, Inc. - President and CEO*

I will turn it over to Bill but I would say I think in GI and IBS specifically, we are a leading Company. I think our marketing and selling capability is at the top in the market. I would argue we are the best in the business at this and that put us in I think a competitive advantage in terms of understanding the market, being able to address the market and understand the opportunities for eluxadoline.

And I will turn it over to Bill to answer more specifically.

Bill Meury - *Forest Laboratories, Inc. - EVP of Sales and Marketing*

I will start with the second question. I think the moderate to severe population here is sizable, it is 60% to 70% of the total present (technical difficulty). It is going to be the most logical starting point for physicians. This condition is incredibly disruptive although not life-threatening. It can really control patients' lives and because like we said earlier there are no available treatment options, I think we will get very early use in that segment of the market.

In terms of the marketing of the product, we know this category cold as you know. We have an opportunity to really lead the category in terms of our marketing efforts. I think you will see certainly a heavy physician promotional effort that covers both gastroenterology and primary care and in fact you may even see a consumer effort if we believe it makes sense.

It is something that we are going to look at very carefully. Consumer programs in this category have done fairly well and so I think we have a captive audience of physicians and patients and we will take advantage of it and I think it is a very marketable product and data set at the end of the day.

Bill Meury - *Forest Laboratories, Inc. - EVP of Sales and Marketing*

I think when you have a new drug in a category like this with high unmet medical need, it rises -- rising tides rises all boats and I think this will help enhance all of our GI portfolio because our sales representatives become more relevant to their customers. And so I think there is an additional benefit that having innovation in your portfolio and a continuous stream like this and very unique in my view to find an NDA ready to file global rights essentially unencumbered available to acquire and that is why we believe this is a strategic special acquisition for us.

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APRIL 28, 2014 / 1:30PM, FRX—Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals
Liav Abraham – Citidroup—Analyst
Just a follow-up question. Based on the due diligence that you have done. What is your understanding of doctors’ awareness of the drug at the moment given the efforts that Furiex has undertaken in the clinical (multiple speakers)?
Brent Saunders—Forest Laboratories, Inc.—President and CEO
It is fairly high among gastroenterologists and a little bit lower as you would expect, among primary care physicians. I will tell you that the one signal that we received on all the research that we did leading up to the deal is that there really are no options right now and it is unlike many other segments of the GI category, they are really looking for some treatment options and so I think we are going to get a very early positive response at the end of 2015, early 2016 when we launch the product.
Liav Abraham—Citigroup—Analyst
Great. Thanks very much.
Operator
Annabel Samimy, Stifel.
Annabel Samimy—Stifel Nicolaus—Analyst
Thanks for taking my question. Just really quickly, I was a little bit curious about the value of the CVR and the differential and value that you ascribe to Schedule IV versus Schedule V drug. This is not to me considered really an abusable drug. So just wanted to understand that a bit. Also given that it is not a systemic product, so if you could just go into that and also will the CVR be traded? Thank you.
Brent Saunders—Forest Laboratories, Inc.—President and CEO
Yes, so as we like all good negotiations and back and forth with Furiex, they were looking for additional value and so we believed and ultimately agreed that the best way to look for future value or continued value rights would be to place it on scheduling.
Look, we built our model with a strong IRR as a Schedule III but we believe that the package and everything that we have seen should be Scheduled
IV or better and so we don’t believe it will have a big commercial impact. Bill, certainly you can chime in on your views but we feel very good about the scheduling but it still has to go through the DEA and we will see how that goes.
Bill Meury—Forest Laboratories, Inc.—EVP of Sales and Marketing
Yes, I think less restrictions is better than more restrictions of course but there are many successful Schedule III and IV products and given the unmet need in this category, either scenario is a very marketable one.
Brent Saunders—Forest Laboratories, Inc.—President and CEO
And then just to answer your last question, the CVR will not be traded.

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APRIL 28, 2014 / 1:30PM, FRX—Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals
Annabel Samimy – Stifel Nicolaus – Analyst
Okay, great. Thank you.
Frank Murdolo—Forest Laboratories, Inc.—VP of IR
Thank you. And then our final question please, operator.
Operator
Douglas Tsao, Barclays.
Douglas Tsao—Barclays Capital—Analyst
Good morning. Thanks for sneaking me in. Just sort of following up on that last question in terms of the scheduling issue and just thinking through how it could affect the product sort of commercial value. Do you think that if it does get some kind of DEA scheduling that it would become a little bit more of a specialist — sort of GI specialist-driven product versus without scheduling in which case you would have the full sort of primary care audience?
Brent Saunders—Forest Laboratories, Inc.—President and CEO
Again as I said, we did build the model on it being Schedule III. We think it is going to be Scheduled IV or better. We believe that in either event it will have broad appeal with both GIs and primary care because of the high unmet medical need and the strong safety profile of the drug. I think when you think of successful Schedule IV drugs, think of — I know Ambien was a Schedule IV drug that was very well tolerated by both primary care and specialty.
Bill, do want to chime in as well?
Bill Meury—Forest Laboratories, Inc.—EVP of Sales and Marketing
I think that is right. That is a good question but primary care physicians are very accustomed to using Schedule III and IV products and our model is based on, as Brent said, a Schedule III situation and on a moderate to severe population and I don’t think we are going to see a change in the scale of the product or the size of our program based on those two schedule scenarios.
Really the only difference between III and IV is sampling of a Schedule III product needs to be done through the mail and there is more record-keeping but refills are permitted in both scenarios and I think given that we don’t see a big difference.
Douglas Tsao—Barclays Capital—Analyst
Okay, great. Thank you very much, guys.
Frank Murdolo—Forest Laboratories, Inc.—VP of IR
Great. So we wanted to thank you again for joining us on short notice. Again, we believe this to be a very strong strategic fit for us and ultimately our combination with Actavis and we look forward to talking with many of you tomorrow on our earnings call. Thank you.

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APRIL 28, 2014 / 1:30PM, FRX—Forest Laboratories Inc. to Acquire Furiex Pharmaceuticals
Operator
Thank you. This does conclude today’s teleconference. Please disconnect your lines at this time and have a wonderful day.
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Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including that the transactions may not be timely completed, if at all, that prior to completion of the transactions, Furiex’s business may experience significant disruptions due to transaction-related uncertainty or other factors, the timing and the benefits of the business combination transaction, the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule, the requirement that Furiex’s security holders approve the transaction, the risk that the businesses will not be integrated successfully, the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timing of Actavis plc’s acquisition of Forest, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings and Furiex’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings. Neither Forest nor Furiex assumes any obligation to update forward-looking statements contained in this release to reflect new information or future events or developments. Each of Forest and Furiex intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of each of Forest and Furiex, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed acquisition of Furiex by Forest, Furiex will file a proxy statement with the SEC (the “Furiex Proxy”). Additionally, Furiex will file other relevant materials with the SEC in connection of the proposed acquisition. The Furiex Proxy and other materials that Furiex plans to file with the SEC will contain important information about Furiex, Forest, the proposed merger and related matters. The Furiex Proxy will be delivered to the security holders of Furiex. In connection with the proposed merger between Actavis, plc (“Actavis”) and Forest, Actavis has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of Actavis and Forest that also constitutes a preliminary prospectus of Actavis (the “Forest/Actavis Proxy and Prospectus”). The registration statement is not yet effective. The definitive Forest/Actavis Proxy and Prospectus will be delivered to security holders of Actavis and Forest. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FURIEX PROXY, THE FOREST/ACTAVIS PROXY AND PROSPECTUS AND OTHER RELEVANT DOCUMENTS

FILED WITH THE SEC THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO THAT SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. Security holders of Furiex may obtain free copies of the Furiex Proxy and other documents filed with the SEC by Forest or Furiex, without charge, from the SEC’s website (http://www.sec.gov). In addition, investors and security holders of Furiex may obtain free copies of the documents Furiex files with the SEC by directing a written request to Furiex Pharmaceuticals, Inc., 3900 Paramount Parkway, Suite 150, Morrisville, NC 27560, Attention: Investor Relations. Copies of Furiex’s filings with the SEC may also be obtained at the “Investors” section of Furiex’s internet website at www.furiex.com. Investors and security holders of Actavis and Forest may obtain free copies of the Forest/Actavis Proxy and other documents filed with the SEC by Actavis and Forest, without charge, from the SEC’s website (http://www.sec.gov). In addition, copies of the documents filed with the SEC by Actavis may be obtained free of charge on Actavis’ internet website at www.actavis.com or by contacting Actavis’ Investor Relations Department at (862) 261-7488. Copies of the documents filed with the SEC by Forest may be obtained free of charge on Forest’s internet website at www.frx.com or by contacting Forest’s Investor Relations Department at (212) 224-6713.

Participants in the Solicitation

Forest, Furiex and their directors and certain of their executive officers may be considered participants in the solicitation of proxies from the security holders of Furiex in connection with the proposed transaction between Forest and Furiex. Information about those directors and executive officers of Furiex, including their ownership of Furiex securities, is set forth in the proxy statement for Furiex’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2014, as supplemented by other Furiex filings with the SEC. Information about the directors and executive officers of Forest is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on July 8, 2013 and certain of its Current Reports on Form 8-K. Investors and security holders may obtain additional information regarding the direct and indirect interests of Furiex, Forest and their directors and executive officers in the proposed transaction by reading the applicable proxy statement and other public filings referred to above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Furiex Proxy and other relevant materials to be filed with the SEC when they become available.

Actavis, Forest, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction between Actavis and Forest. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Actavis and Forest shareholders in connection with the proposed merger will be set forth in Forest/Actavis Proxy and Prospectus when it is filed with the SEC. Information about the directors and executive officers of Forest is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on July 8, 2013 and certain of its Current Reports on Form 8-K.

Information about the directors and executive officers of Actavis is set forth in Actavis’ proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on March 28, 2014. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary Forest/Actavis Proxy and Prospectus and will be contained in the definitive Forest/Actavis Proxy and Prospectus and other relevant materials to be filed with the SEC when they become available.